UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 4, 2004

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California  91311

(Address of principal executive offices)                    (Zip Code)

(818) 734-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

This Amendment No. 1 to the Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on May 17, 2004, is being filed in order to provide the financial statements of NOMOS Corporation, a Delaware corporation (“NOMOS”), as follows:

ITEM 7.     Financial Statements and Exhibits.

(c) Exhibits:

2.1                                 Agreement and Plan of Merger, dated as of October 26, 2003, by and among North American Scientific, Inc. (“NASI”) and NOMOS, AM Capital I, Inc. and NOMOS, incorporated by reference to Exhibit 2 of NASI’s current Report on Form 8-K filed on October 27, 2003.

2.2                                 First Amendment to Agreement and Plan of merger, dated as of November 25, 2003, by and among NASI, Am Capital I, Inc. and NOMOS, incorporated herein by reference to Exhibit 2.2 of NASI’s Registration Statement on Form S-4 (File No. 3333-110766).

2.3                                 Second Amendment to Agreement and Plan of Merger, dated as March 2, 2004, by and among NASI, AM Capital I, Inc. and NOMOS, incorporated herein by reference to Exhibit 2 of NASI’s Current Report on Form 8-K filed on March 5, 2004.

23.1 Consent of Ernst & Young.

Report of Independent Registered Public Accounting Firm

Stockholders

NOMOS Corporation

We have audited the accompanying consolidated balance sheets of NOMOS Corporation as of December 31, 2002 and 2003, and the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NOMOS Corporation at December 31, 2002 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with United States generally accepted accounting principles.

Pittsburgh, Pennsylvania

February 27, 2004

NOMOS Corporation

Consolidated Balance Sheets

	December 31
	2002	2003
Assets
Current assets:
Cash and cash equivalents	$3,272,000	$3,139,000
Accounts receivable, net	7,204,000	6,730,000
Inventories	3,418,000	4,110,000
Other current assets	863,000	399,000
Total current assets	14,757,000	14,378,000
Property and equipment, net	863,000	1,525,000
Noncurrent receivables	115,000	249,000
Related party receivable	—	297,000
Other assets	75,000	86,000
Total assets	$15,810,000	$16,535,000
Liabilities and stockholders’ equity (deficiency)
Current liabilities:
Accounts payable	$2,665,000	$2,834,000
Accrued compensation	781,000	588,000
Accrued royalties	154,000	196,000
Advance billings	784,000	880,000
Unearned services revenue	3,444,000	3,828,000
Other accruals	1,855,000	1,497,000
Total current liabilities	9,683,000	9,823,000
Accrued relocation costs	297,000	—
Unearned services revenue	939,000	1,246,000
Total liabilities	10,919,000	11,069,000
Redeemable convertible Series C preferred stock	7,662,000	9,702,000
Stockholders’ equity (deficiency):
Series A convertible preferred stock; $.0001 par value; 1,000,000 shares authorized; 374,748 shares issued and outstanding in 2002 and 2003	—	—
Series B convertible preferred stock; $.0001 par value, 4,000,000 shares authorized; 1,861,909 shares issued and outstanding in 2002 and 2003	—	—
Common stock; $.0001 par value; 25,000,000 shares authorized; 3,611,448 and 3,708,375 shares issued and outstanding in 2002 and 2003, respectively	—	—
Deferred stock-based compensation	(91,000)	(353,000)
Foreign translation adjustment	—	(25,000)
Paid-in capital	75,332,000	75,993,000
Accumulated deficit	(77,669,000)	(79,508,000)
Treasury stock at cost—75,599 common shares	(343,000)	(343,000)
Total stockholders’ equity (deficiency)	(2,771,000)	(4,236,000)
Total liabilities and stockholders’ equity (deficiency)	$15,810,000	$16,535,000

See condensed notes to the consolidated financial statements.

NOMOS Corporation

Consolidated Statements of Operations

	Years ended December 31
	2001	2002	2003

Revenues	$24,505,000	$31,125,000	$29,012,000

Cost of revenues (excluding stock-based compensation of $47,000, $(46,000), and $153,000 in the years ended December 31, 2001, 2002, and 2003, respectively):	11,659,000	14,453,000	14,408,000
Gross margin	12,846,000	16,672,000	14,604,000

Sales and marketing	3,984,000	6,663,000	6,751,000

General and administrative	2,951,000	4,193,000	3,767,000

Research and development	4,152,000	5,392,000	4,785,000

Stock-based compensation	2,445,000	52,000	2,341,000

Offering, relocation and merger costs	—	2,508,000	610,000
Loss from operations	(686,000)	(2,136,000)	(3,650,000)
Interest expense	(65,000)	—	—
Other income (expense)—net	168,000	71,000	1,811,000
Net loss	(583,000)	(2,065,000)	(1,839,000)
Plus preferred dividends	1,226,000	1,799,000	2,041,000
Net loss applicable to common stock	$(1,809,000)	$(3,864,000)	$(3,880,000)
Net loss per share—basic and diluted	$(0.63)	$(1.19)	$(1.07)
Weighted average common shares outstanding—basic and diluted	2,856,444	3,240,072	3,615,966

See condensed notes to the consolidated financial statements.

NOMOS Corporation

Consolidated Statements of Changes in Stockholders’ Deficit

	Number of Shares Series A Preferred	Preferred A Stock	Number of Shares Series B Preferred	Preferred B Stock	Number of Common Shares	Common Stock	Warrants	Deferred Stock-Based Compensation	Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Treasury Stock	Total Stockholders’ Equity (Deficiency)
Balance, December 31, 2000	374,748	$—	—	$—	2,883,504	$—	$1,521,950	$—	$55,261,000	$—	$(75,021,000)	$(343,000)	$(18,581,000)
Issuance of preferred stock as part of debt con- version, net of $40,000 issuance costs	—	—	1,861,746	—	—	—	—	—	18,298,000	—	—	—	18,298,000
Issuance of preferred stock	—	—	163	—	—	—	—	—	2,000	—	—	—	2,000
Exercise of common stock options	—	—	—	—	605,161	—	—	—	596,000	—	—	—	596,000
Dividends and accretion on redeemable stock	—	—	—	—	—	—	—	—	(1,226,000)	—	—	—	(1,226,000)
Deferred stock-based compensation	—	—	—	—	—	—	—	(2,621,000)	2,621,000	—	—	—	—
Deferred stock-based compensation from employee put agreement	—	—	—	—	—	—	—	(821,000)	1,480,000	—	—	—	658,000
Amortization of stock-based compensation	—	—	—	—	—	—	—	1,786,000	—	—	—	—	1,786,000
Exercise and forfeitures of warrants	—	—	—	—	—	—	(1,521,950)	—	1,522,000	—	—	—	—

Net loss	—	—	—	—	—	—	—	—	—	—	(583,000)	—	(583,000)
Balance, December 31, 2001	374,748	—	1,861,909	—	3,488,665	—	—	(1,655,000)	78,553,000	—	(75,604,000)	(343,000)	951,000
Exercise of common stock options and warrants	—	—	—	—	122,783	—	—	—	90,000	—	—	—	90,000
Dividends and accretion on redeemable stock	—	—	—	—	—	—	—	—	(1,799,000)	—	—	—	(1,799,000)
Amortization of deferred stock-based compensation from employee put agreement	—	—	—	—	—	—	—	730,000	19,000	—	—	—	750,000
Reduction in variable deferred stock-based compensation	—	—	—	—	—	—	—	834,000	(834,000)	—	—	—	—
Net reduction in variable stock-based compensation	—	—	—	—	—	—	—		(697,000)	—		—	(697,000)

Net loss	—	—	—	—	—	—	—	—	—	—	(2,065,000)	—	(2,065,000)
Balance, December 31, 2002	374,748	—	1,861,909	—	3,611,448	—	—	(91,000)	75,332,000	—	(77,669,000)	(343,000)	(2,771,000)
Exercise of common stock options and warrants	—	—	—	—	96,927	—	—	—	98,000	—	—	—	98,000
Dividends and accretion on redeemable stock	—	—	—	—	—	—	—	—	(2,041,000)	—	—	—	(2,041,000)
Amortization of deferred stock-based compensation from employee put agreement	—	—	—	—	—	—	—	91,000	(19,000)	—	—	—	72,000
Deferred stock-based compensation	—	—	—	—	—	—	—	(456,000)	456,000	—	—	—	—
Amortization of stock-based compensation	—	—	—	—	—	—	—	103,000	—	—	—	—	103,000
Variable deferred stock-based compensation	—	—	—	—	—	—	—	—	2,167,000	—	—	—	2,167,000

Net loss	—	—	—	—	—	—	—	—	—	—	(1,839,000)	—	(1,839,000)
Foreign currency translation	—	—	—	—	—	—	—	—	—	(25,000)	—	—	(25,000)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	(1,864,000)
Balance, December 31, 2003	374,748	$—	1,861,909	$—	3,708,375	$—	$—	$(353,000)	$75,993,000	$(25,000)	$(79,508,000)	$(343,000)	$(4,236,000)

See condensed notes to the consolidated financial statements.

NOMOS Corporation

Consolidated Statements of Cash Flows

	Years ended December 31
	2001	2002	2003
Cash flows from operating activities
Net loss	$(583,000)	$(2,065,000)	$(1,839,000)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	223,000	509,000	650,000
Stock-based compensation expense	2,445,000	52,000	2,342,000
Interest costs satisfied with preferred stock	65,000	—	—
Changes in net assets and liabilities:
Accounts receivable	(2,137,000)	(2,429,000)	339,000
Inventories	364,000	101,000	(693,000)
Prepaid expenses and other assets	(270,000)	(324,000)	131,000
Accounts payable	573,000	(194,000)	169,000
Accrued compensation	443,000	(377,000)	(194,000)
Accrued royalties	(65,000)	20,000	43,000
Advance billings	(1,785,000)	(219,000)	96,000
Unearned services revenue	855,000	1,782,000	690,000
Other accruals	1,104,000	851,000	(654,000)
Net cash provided by (used for) continuing operations	1,232,000	(2,293,000)	1,080,000
Net cash used for discontinued operations	(401,000)	—	—
Net cash provided by (used for) operating activities	831,000	(2,293,000)	1,080,000

Cash flows from investing activities
Capital expenditures	(699,000)	(516,000)	(1,311,000)
Net cash used for investing activities	(699,000)	(516,000)	(1,311,000)

Cash flows from financing activities
Proceeds from Series B and C preferred stock issuance	4,638,000	—	—
Issuance cost of preferred stock issuance	(40,000)	—	—
Exercise of stock options and warrants	596,000	90,000	98,000
Net cash provided by financing activities	5,194,000	90,000	98,000
Net (decrease) increase in cash	5,326,000	(2,719,000)	(133,000)
Cash and cash equivalents at beginning of year	665,000	5,991,000	3,272,000
Cash and cash equivalents at end of year	$5,991,000	$3,272,000	$3,139,000
Supplemental disclosure of noncash operating, investing, and financing activities
Exercise and forfeitures of warrants	$1,522,000	$369,000	$—
Issuance of preferred stock in exchange for debt	18,338,000	—	—
Preferred dividends and related accretion	1,256,000	1,799,000	2,041,000

See condensed notes to the consolidated financial statements.

NOMOS Corporation

Notes to Consolidated Financial Statements

Note 1 - The Company

NOMOS Corporation (NOMOS or the Company) is a Delaware Corporation based in Cranberry Township, Pennsylvania. The Company develops, sells, and services advanced medical equipment products that improve the effectiveness of radiation therapy in the treatment of solid cancerous tumors. The Company pioneered the commercialization of a technology known as intensity modulated radiation therapy (IMRT). IMRT allows a doctor to deliver escalated radiation doses to a tumor target, while limiting damage to nearby healthy tissue. The Company sells its products to hospitals and clinics throughout the world.

CORVUS is the Company’s IMRT-based software product that helps doctors improve the planning of radiation therapy. The Company also produces products that are complementary to its IMRT products. In 1998, the Company introduced BAT, its ultrasound-based targeting system that permits a doctor to improve daily alignment and verification of tumor location. In 2001, the Company introduced PEREGRINE, a statistical software product that simulates the path of radiation particles as they are absorbed by the body to enable doctors to more precisely prescribe radiation treatments.

Customers use the IMRT products (CORVUS, MIMiC and PEACOCK) in conjunction with linear accelerators, which are the machines that generate the energy beams used in radiation cancer therapy.

The Company currently markets five primary products to the radiation therapy market:

•                  BAT®: Ultrasound-based tumor targeting system.

•                  MIMiC®:  Multileaf collimator designed specifically for IMRT.

•                  CORVUS®: Inverse planning software designed specifically for IMRT.

•                  PEACOCK®: Integrated IMRT planning and delivery software system, and multileaf collimator. This system combines CORVUS and MIMiC.

•                  PEREGRINE™: Radiation dose calculation and simulation software.

Revenue from sales of the Company’s IMRT planning and delivery products, CORVUS, PEACOCK and MIMiC, represented approximately 35% of the Company’s total revenues in 2001, approximately 36% of the Company’s total revenues in 2002, and approximately 29% for 2003. Revenue from the Company’s ultrasound-based targeting system, BAT, which was first introduced in 1998, represented approximately 43% of the Company’s total revenues in 2001, 40% of the Company’s total revenues in 2002, and approximately 39% of the Company’s total revenues in 2003.

The Company operates in one reportable segment (radiation therapy market). More than 95% of NOMOS’ revenue for the years presented are from transactions within North America, and no customer accounts for more than 10% of its revenue.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

Significant intercompany transactions and balances have been eliminated in the consolidation of the accounts of the companies.

Revenue Recognition

Revenues and related cost of sales for hardware products are generally recognized upon shipment (title transfer), which in some cases precedes customer acceptance, as the performance of installation obligations is essentially perfunctory and there is a demonstrated history of customer acceptance following shipment. Additionally, hardware revenues are recognized only if persuasive evidence of an agreement exists, the fee is fixed and determinable and collection of the amount due from the customer is deemed probable, and all significant vendor obligations are satisfied. The Company’s hardware products are generally subject to installation and warranty, and the Company provides for the estimated future costs of installation, repair, replacement, or customer accommodation in cost of sales when sales are recognized. The Company records the estimated warranty obligation based on historical experience of cost incurred.

Revenues and related cost of sales for software products are generally recognized at the time of customer acceptance, which normally is at installation. Additionally, software revenues are recognized only if persuasive evidence of an agreement exists, the fee is fixed and determinable and collection of the amount due from the customer is deemed probable, and all significant vendor obligations are satisfied. In sales contracts that have multi-element arrangements, the Company allocates the sales contract using the residual method. The total fair value of the undelivered elements as indicated by vendor-specific objective evidence (price charged when the undelivered element is sold individually) is deferred and the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements.

Services revenues are derived mainly from maintenance contracts and are recognized on a straight-line basis over the term of the contract. Payments for maintenance revenues are normally received in advance and are nonrefundable.

Advance Billings and Unearned Services Revenue

Revenue payments received from customers in advance of shipments for hardware products and acceptance for software products are recorded as advance billings. The unamortized portion of maintenance revenue is recorded as unearned services revenue.

Cash and Cash Equivalents

Short-term investments include highly liquid investments, principally certificates of deposit and United States Government-backed securities and interest-bearing deposits with original maturities of less than ninety (90) days.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value due to their short maturities.

Inventories

Inventories are valued at the lower of first-in, first-out (FIFO) cost or market and consist of the following:

	December 31
	2002	2003
Raw materials	$3,185,000	$3,760,000
Work-in-process	—	59,000
Finished goods	233,000	291,000
	$3,418,000	$4,110,000

NOMOS assembles components manufactured by qualified subcontractors. Included in raw materials are components for both future product shipments and replacement or repair parts. NOMOS typically assembles products to meet customer demands and as a result maintains relatively minor amounts of work-in-process or finished goods inventory.

Property and Equipment

All equipment, furniture and fixtures are recorded at cost. For financial reporting purposes, depreciation is computed principally using the straight-line method over the estimated useful life of the asset (generally three to five years), and by accelerated methods for income tax reporting purposes. Expenditures for maintenance and repairs are charged to expense as incurred.

Software Development Costs

During 2001, 2002 and 2003, the Company did not capitalize software development costs. Historically, management has defined technological feasibility for software at the point where Food and Drug Administration (FDA) approval has been received and beta testing is completed. As such, there have been insignificant amounts of software costs incurred subsequent to technological feasibility for capitalization.

Research and Development Costs

Research and development costs are charged to expense when incurred.

Shipping Costs

Shipping costs in the amounts of $198,000, $385,000, and $466,000 during 2001, 2002, and 2003, respectively, are included in cost of sales.

Advertising Costs

Advertising and sales promotions are charged to expense during the period in which they are incurred. Total advertising and sales promotions expense for the years ended December 31, 2001, 2002, and 2003 were approximately $253,000, $355,000, and $329,000, respectively.

Net Loss Per Share

Net loss per common share is computed based upon the weighted average number of common shares outstanding. Dilutive securities include options, warrants, and convertible preferred stock. The dilutive effect of stock options, warrants, and preferred stock has been excluded from the determination of “basic” earnings per share and are only included in “diluted” earnings per share if their effects are not antidilutive. Shares of potentially dilutive securities totaled 6,021,548, 5,683,310, and 5,678,955 for the years ended December 31, 2001, 2002, and 2003, respectively.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Accounting for Stock-Based Compensation

The Company accounts for its Stock Option Plan in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded only if the current market price of the stock on the date of the grant exceeds the exercise price. Pursuant to Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FASB 123), the Company discloses the pro forma effects of using pricing models (Minimum Value Method) for the stock-based compensation arrangements.

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB 123, to employee stock-based awards (Note 11):

	December 31
	2001	2002	2003
Reported net loss	$(583,000)	$(2,065,000)	$(1,839,000)
Add stock-based compensation expense included in reported net loss	2,445,000	52,000	2,341,000

Deduct total stock-based compensation expense determined under fair value method for all awards	(4,442,000)	(2,485,000)	(3,073,000)
Pro forma net loss	(2,580,000)	(4,498,000)	(2,571,000)
Less preferred dividends	1,226,000	1,799,000	2,041,000
Pro forma net loss applicable to common stock	$(3,806,000)	$(6,297,000)	$(4,612,000)

Pro forma basic and diluted net loss per share	$(1.33)	$(1.94)	$(1.28)

Income Taxes

Deferred income taxes are recognized for all temporary differences between the tax and financial bases of the Company’s assets and liabilities, using the enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income.

Foreign Currency Translation

The assets and liabilities of the Company’s foreign operations, which commenced in 2003, are translated into U.S. dollars at current exchange rates. Revenue and expense accounts of these operations are translated at average exchange rates prevailing during the year. Translation adjustments are accumulated in a separate component of stockholders’ equity.

Foreign currency transaction gains and losses are included in determining net income for the year in which the exchange rate changes.

Comprehensive Loss

The Company reports comprehensive loss in accordance with the provisions of FASB Statement No. 130, Reporting Comprehensive Income. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from nonowner sources.

Recent Accounting Pronouncements

FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities (FASB 146), addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF No. 94-3, Liability Recognition for Certain Employees Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring) (Issue 94-3). The principal difference between FASB 146 and Issue 94-3 relates to FASB 146’s requirements for recognition of a liability for a cost associated with an exit or disposal activity. FASB 146 requires that the cost associated with an exit or disposal activity be recognized when the liability is incurred. In addition, the FASB stated that an entity’s commitment to a plan, by itself, does not create an obligation that meets the definition of a liability. Therefore, this Statement eliminates the definition and requirements for recognition of exit costs in Issue 94-3. This Statement also establishes that fair value is the objective for initial measurement of the liability. FASB 146 is effective for the Company on January 1, 2003 and may impact certain restructuring activities from that date forward.

FASB Statement No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (FASB 148), amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends APB Opinion No. 28, Interim Financial Reporting, to require disclosure about those effects in interim financial information. The Company has adopted the disclosure requirements of FASB 148. The provisions of the FASB were effective in 2002.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46), in an effort to expand upon and strengthen existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities, and activities of variable interest entities, including special-purpose entities or off-balance sheet structures. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities (formed or relationships established prior to January 31, 2003) in the first fiscal period ending after March 15, 2004. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company believes the impact of FIN 46 on its financial position and results of operations will not be material, but the Company will continue to evaluate the impact of FIN 46.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (FASB 150). On November 5, 2003, the FASB agreed to defer indefinitely the application of the guidance in FASB 150 (recognition, measurement and disclosure requirements) to shares of nonpublic companies (as defined in FASB 150) that are deemed mandatorily redeemable because of an event certain to occur, such as death or retirement of the holder, subject to certain exceptions. Additionally, the Board agreed to defer the effective date of FASB 150 to nonpublic entities that have issued shares that are mandatorily redeemable on a fixed date at a fixed principal amount to fiscal periods beginning after December 15, 2004. As a result of the characteristics of the Company’s preferred stock, the Company believes the impact of adopting FASB 150 will not be material to the Company’s financial statements.

In December 2003, the SEC published Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104). This SAB 104 updates portions of the SEC staff’s interpretive guidance provided in SAB No. 101, Revenue Recognition in Financial Statements, and included in Topic 13 of the Codification of Staff Accounting Bulletins. SAB 104 deletes interpretive material no longer necessary, and conforms the interpretive material retained, because of pronouncements issued by the FASB’s EITF on various revenue recognition topics, including EITF 00-21, Revenue Arrangements with Multiple Deliverables. SAB 104 also incorporates into the SAB Codification certain sections of the SEC staff’s Revenue Recognition in Financial Statements—Frequently Asked Questions and Answers. SAB 104 did not have a material impact on the Company’s financial position and results of operations since the Company’s revenue recognition practices previously conformed to the interpretations codified by SAB 104.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. The reclassifications had no impact on the Company’s operations, cash flows, or stockholders’ equity.

Note 3 - Accounts Receivable

Accounts receivable consist of the following:

	December 31
	2002	2003
Billed receivables	$6,167,000	$6,230,000
Unbilled receivables	1,100,000	724,000
Total receivables	7,267,000	6,954,000
Allowance for doubtful accounts	(63,000)	(224,000)
Net receivables	$7,204,000	$6,730,000

Unbilled receivables represent recorded revenue that is billable by the Company at future dates based on contractual payment terms and is anticipated to be billed and collected within the twelve months following the balance sheet date.

The Company’s current sales terms typically provide for customer payment of 30% on order placement, 60% on shipment, and 10% on customer acceptance, which by the terms of the Company’s sales agreements generally occurs within 30 days after installation.

Activity in the allowance for doubtful accounts is as follows:

Balance, December 31, 2000	$131,000
Net charge to expense	(69,000)
Amounts written off	(19,000)
Balance, December 31, 2001	43,000
Net charge to expense	87,000
Amounts written off	(67,000)
Balance, December 31, 2002	63,000
Net charge to expense	376,000
Amounts written off	(215,000)
Balance, December 31, 2003	$224,000

On May 22, 2003, the Company made a loan of $293,000 to a Board member of the Company. The loan bears interest at a rate of prime plus 1/2%. Payment on this loan is due two years from the date of issuance or upon redemption of the Series C redeemable preferred stock. The outstanding balance has been included as a noncurrent related party receivable at December 31, 2003. The Company intends to forgive this loan immediately prior to the proposed business combination (Note 15).

Note 4 - Med-Tec Acquisition Deposit

In connection with the Company’s attempt to acquire all the outstanding stock of Med-Tec Iowa, Inc. (Med-Tec) during 1998 and 1999, the Company paid $2,000,000 and $1,000,000, respectively, to Med-Tec as a deposit towards the acquisition in accordance with the terms of the acquisition agreement.

During March 1999, Med-Tec refused to proceed with the acquisition. On March 22, 1999, the Company commenced a civil action to recover damages it incurred when Med-Tec refused to proceed with the acquisition. The damages claimed by the Company include the cash deposits paid totaling $3,000,000 and expenses incurred in performing its obligation under the acquisition agreement. Thereafter, Med-Tec commenced an action seeking a declaration judgment that it is not obligated to return the cash deposits totaling $3,000,000.

As of December 31, 1999, management of the Company believed that the $3,000,000 was recoverable. However, during 2000, based upon the status of negotiations and litigation process, management concluded that realization of this asset was no longer probable and provided an allowance of $3,000,000.

On February 12, 2003, the Company received a final settlement from Med-Tec in the amount of $1,250,000. The Company recorded this as other income during 2003.

Note 5 - Property and Equipment

Property and equipment are as follows:

	December 31
	2002	2003
Equipment, primarily computers	$2,534,000	$2,911,000
Furniture and fixtures	340,000	991,000
Leasehold improvements	234,000	424,000
Research equipment	296,000	343,000
Other	450,000	497,000
	3,854,000	5,166,000
Less accumulated depreciation	(2,991,000)	(3,641,000)
	$863,000	$1,525,000

Depreciation expense for the years ended December 31, 2001, 2002, and 2003 was approximately $223,000, $509,000, and $650,000, respectively.

Note 6 - Lines of Credit and Related Party Debt

As of December 31, 2000, the Company had a line of credit in the amount of $14,000,000 from Citicorp Private Bank. Additionally, during 2000, the Company borrowed $3,750,000 directly from a significant shareholder and his family. In association with the shareholder loans, the Company paid a 5% fee to the shareholder’s family ($395,000) with preferred stock (40,102 shares).

On December 31, 2000, the aforementioned shareholder group (note holders) refinanced the entire line of credit with a note payable to this ownership group. The principal and accrued interest at December 31, 2000 was $17,750,000 and $523,000, respectively.

On March 5, 2001, the note holders converted the unpaid principal balance of the notes totaling $17,750,000 and accrued interest totaling $588,000 into 1,861,746 shares of Series B convertible preferred stock.

Interest expense on the aforementioned debt instruments during the years ended December 31, 2000 and 2001 was $1,997,000 and $65,000, respectively.

On November 21, 2002, the Company secured a $2,000,000 line of credit with National City Bank of Pennsylvania. As of December 31, 2003, no amount was borrowed under this line of credit. This line of credit expired in February of 2004 and has not yet been renewed.

Note  7 - Commitments

The Company leases office and manufacturing space located in Cranberry Township and Sewickley, Pennsylvania; both are suburbs of Pittsburgh. Additionally, the Company has other property and equipment leases. Future minimum lease payments under noncancelable lease arrangements at December 31, 2003 are as follows:

2004	$771,000
2005	499,000
2006	488,000
2007	488,000
2008	517,000
Thereafter	2,179,000
$4,942,000

Lease expense, exclusive of restructuring amounts set forth in Note 14, for 2001, 2002, and 2003 was approximately $636,000, $646,000, and $717,000, respectively.

The Company has royalty arrangements for technologies that are licensed for use in some of the Company’s products. These arrangements typically require the Company to pay either a percentage of the sales price for each product sold or an established dollar amount for each product. These royalty payments were not material for the years ended December 31, 2001, 2002, and 2003. There are noncancelable future commitments under these royalty arrangements after December 31, 2003. The Company believes such commitments will not be material to their financial position and results of operations.

Note 8 - Income Taxes

The reconciliations of the effective income tax rates to the United States federal statutory tax rate follow:

	Years ended December 31
	2001	2002	2003
Statutory federal income tax rate	$(204,000)	$(723,000)	$(686,000)
State rate, net of federal benefit	(23,000)	(83,000)	(78,000)
Tax credits	(152,000)	(344,000)	(322,000)
Nondeductible items	69,000	220,000	199,000
Nondeductible stock compensation	660,000	(136,000)	913,000
Change in valuation reserve	(350,000)	1,066,000	(26,000)
	$—	$—	$—

FASB No. 109, Accounting for Income Taxes, requires a valuation allowance to be recorded when it is more likely than not that deferred tax assets will not be realized. At December 31, 2003, a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years.

As of December 31, 2003, the Company had net federal operating loss carryforwards and federal research tax credit carryforwards available to offset future federal taxable income with expiration dates as follows:

	Net Operating Losses	Federal Research Tax Credit
2007-2012	$29,788,000	$815,000
2013-2017	—	—
2018-2023	28,465,000	1,782,000
	$58,253,000	$2,597,000

In accordance with the provisions of Internal Revenue Code Section 382, utilization of the Company’s net operating loss carryforward is estimated to be limited in a range of $1.4 million to $3.2 million per year without consideration of the proposed business combination (Note 15). The net operating loss carryforward expires in varying amounts from 2007 through 2023. In addition, the utilization of the Company’s research and development credit is also limited in its use.

The components of the Company’s deferred tax assets are as follows:

	December 31
	2002	2003
Deferred tax assets (liabilities):
Net operating losses	$21,360,000	$22,247,000
Tax credit carryforwards	2,426,000	2,597,000
Financial reserves/accruals	1,686,000	509,000
Inventory	917,000	971,000
Accrued vacation	82,000	64,000
Depreciation and amortization	121,000	247,000
Unearned service revenue	(1,089,000)	(666,000)
Total net current deferred tax assets	25,503,000	25,969,000
Less valuation allowance	(25,503,000)	(25,969,000)
Net deferred tax assets	$—	$—

The Company’s total state operating loss carryforwards are $46.5 million, expiring in various years beginning in 2005 and ending in 2023.

Note 9 - Warranty Reserve

In connection with the sale of hardware products, the Company records a warranty reserve based on historical experience of cost incurred.

Activity in the warranty reserve is as follows:

Balance, December 31, 2000	$89,000
Net charge to expense	391,000
Actual costs	(186,000)
Balance, December 31, 2001	294,000
Net charge to expense	490,000
Actual costs	(377,000)
Balance, December 31, 2002	407,000
Net charge to expense	464,000
Actual costs	(449,000)
Balance, December 31, 2003	422,000

Note  10 - Capitalization

On June 3, 2002, the Board of Directors approved a 1-for-1.97 reverse stock split on the Company’s common and preferred stock. The stock split was effective on June 19, 2002. Accordingly, all common and preferred share and per-share data for all periods presented have been restated to reflect this event.

Common Stock

As of December 31, 2003, the Company has 6,443,921 common stock shares reserved for future issuance of stock options, conversion of preferred stock, and warrants.

During 2001, a significant Company shareholder entered into a put agreement with an individual service provider. The three-year agreement gives the right to put 177,665 common shares to the significant shareholder at a price of $9.43 per share. Compensation expense related to this arrangement was $658,000, $750,000, and $72,000 for fiscal years ended December 31, 2001, 2002, and 2003, respectively.

Series A Preferred Stock

On August 4, 1999, August 17, 1999, and September 28, 1999, the Company held a first, second, and third closing on a Private Placement Memorandum (the Offering) for the sale of up to 507,614 shares of convertible preferred stock at $19.70 per share. Each share of preferred stock is convertible into 1.3605 shares of common stock of NOMOS Corporation. In addition, each investor received with each share of preferred stock a warrant to purchase one share of NOMOS Corporation common stock from a significant shareholder of the Company at an option price of one cent per share. On August 4, 1999, August 17, 1999, and September 28, 1999, the Company issued 142,843, 14,139, and 177,664 preferred shares, respectively. In addition, the September 28, 1999 holder of preferred stock was granted an additional 50,761 warrants for a total of 228,425. All of the warrants that had not been exercised expired in August 2001. As of December 31, 1999 and 2000, 334,646 of preferred shares were issued and 385,407 warrants were granted in conjunction with this offering. Of the 385,407 warrants, 382,870 had been exercised as of December 31, 2001. The remaining 2,537 warrants were forfeited. The estimated fair market value of warrants to purchase common stock from a significant shareholder of the Company of $3,789,000 was calculated using the Black-Scholes value pricing model with the following assumptions: volatility of 41%, dividend yield of 0.0%, assumed forfeiture of 0.0%, an expected life of one year, and an average risk-free interest rate of 5.40%.

Each share of Series A stock is convertible at any time at the option of the holder into approximately 1.3605 shares of common stock (subject to future weighted average antidilution adjustment and adjustments for stock dividends, stock splits, and combinations). In addition, the Series A stock will automatically be converted into common stock upon the closing of a qualified initial public offering, as defined by the Certificate of Incorporation.

Series B Preferred Stock

On March 5, 2001, the Company issued 1,861,746 shares of Series B stock at $9.85 per share for net proceeds of $18,298,000 in connection with the conversion of notes payable to shareholders (see Note 6 for further explanation).

Each share of Series B stock is convertible at any time at the option of the holder into one share of common stock (subject to weighted average antidilution adjustment and adjustments for stock dividends, stock splits, and combinations). In addition, the Series B stock will automatically be converted into common stock upon the closing of a qualified initial public offering, as defined by the Certificate of Incorporation.

Series C Redeemable Convertible Preferred Stock

On March 2, 2001 and March 27, 2001, the Company issued 852,792 and 483,354 shares, respectively, at $3.518 per share, of Series C stock for net proceeds of $4,636,000 in connection with the issuance.

The holders of Series C are entitled to receive a cumulative cash dividend at the compounded rate of 10% per share per annum at $3.518. Such dividends shall accrue from the date of issue, whether or not earned or declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year.

Each share of Series C stock is convertible at any time at the option of the holder into one share of common stock (subject to weighted average antidilution adjustment and adjustments for stock dividends, stock splits, and combinations). In addition, the Series C stock will automatically be converted into common stock upon the closing of a qualified initial public offering, as defined by the Certificate of Incorporation.

Redemption Put Rights, Voting Rights and Liquidation of Preferred Stock

The holders of at least fifty percent (50%) of the outstanding Redeemable Convertible Preferred Series C stock may require the Company to redeem such stock at any time after the earlier to occur of (i) March 2, 2004, or (ii) the effective date of a consolidation or merger of the corporation with or into any other corporation or corporations that constitutes a disposition of the entire corporation, or a sale of all or substantially all of the assets of the corporation. In the event of any such put, the Company shall redeem the shares of Series C Preferred stock at a redemption price equal to $6.50 per share plus all dividends accrued or declared but unpaid. If electing holders elect a redemption pursuant to (i) above, the Company may elect in writing to defer the redemption of up to fifty percent (50%) of the Series C for a period of one year from the date of receipt of the holders’ request. During 2002 and 2003, $1,799,000 and $2,041,000, respectively, was recognized as dividends through periodic accretion utilizing the interest method so that, at the redemption date, the carrying amount of the preferred stock will equal the redemption amount.

During the ninety-day period immediately following March 2, 2004, the Company may elect to repurchase all, but not less than, all of the shares of the Series C at a redemption price equal to $7.74 per share plus all dividends accrued or declared but unpaid, by not giving less than thirty days prior written notice to the Preferred Series C holders.

Subsequent to year-end, the Company entered a standstill agreement with certain of its holders of Series C preferred stock. Under terms of this agreement, the Company has agreed to pay to each holder of its Series C preferred stock, concurrently with the closing of the planned merger with North American Scientific, Inc., an amount of $0.15 per share of series C preferred stock. Total aggregate payment at closing will be $200,000. As part of this agreement, the Series C shareholders agreed not to exercise their redemption right until the earlier of July 1, 2004 or the termination of the merger agreement with North American Scientific, Inc.

The holders of preferred stock vote on matters on an as-converted basis; i.e., each share of preferred stock carries the number of votes equal to the number of shares of common stock into which it is convertible.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of Preferred Series C stock shall be entitled to be paid first out of the assets of the Company, then the holders of Preferred Series A and Series B stock shall rank on parity before any distribution to the common stockholders.

Note 11 - Stock Options and Warrants

Stock Options

Under the terms of the Company’s 2001 Stock Option Plan (the Plan), grants of incentive and nonqualified stock options to employees and directors of the Company can be made for up to 3,553,299 shares of common stock. Options issued under the Plan expire ten years from date of grant, vest generally over a three- to six-year period, and are adjusted for pro rata stock splits or dividends. All grants of incentive stock options under the Plan are exercisable at prices that are at least 100% of the fair market value of the Company’s common stock at the date of grant, as determined by the Board of Directors. The Plan provides that the payment for the shares must be in cash.

	Options Outstanding	Range of Exercise Price	Weighted Average Exercise Price
Balance at December 31, 2000	2,118,180	$.99-$19.70	$.481

Granted	402,030	$.99-$3.94	$2.48
Exercised	(605,161)	$.99	$.99
Forfeitures	(5,498)	$.99	$.99
Balance at December 31, 2001	1,909,551	$.99-$19.70	$5.54

Granted	177,216	$1-$9.85	$3.76
Exercised	(91,371)	$.99	$.99
Forfeitures	(75,111)	$.99-$3.94	$1.30
Balance at December 31, 2002	1,920,285	$.99-$19.70	$5.76

Granted	171,500	$1.00	$1.00
Exercised	(94,222)	$.99-$1.00	$.99
Expired	(20,305)	$9.85-$19.70	$14.77
Forfeitures	(43,274)	$.99-$19.70	$4.24
Balance at December 31, 2003	1,933,984	$.99-$19.70	$5.51

Of the 1,933,984 stock options outstanding at December 31, 2003, the vesting of 362,245 stock options could be accelerated if (1) the fair market value of the Company’s common stock reaches $59.10 per share, as evidenced by the first of the following events: (i) if the Company’s common stock is publicly traded, when the average ten-day trading price equals or exceeds $59.10 per share; (ii) the Company’s completion of an offering of its common stock priced at $59.10 or more per share, pursuant to which the Company raises at least $10 million; or (iii) an arm’s-length sale of common stock by the Company (in which the Company raises at least $3,000,000) to investors at $59.10 or more per share that include an unaffiliated third party or parties; or (2) an acquisition of 50% or more of the common stock of the Company at a per share valuation of $30 or more by an unrelated entity or person.

The following table summarizes option activity for common stock under the Plan:

The Company has elected to follow APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. Under APB 25, during 2001, 2002, and 2003 because the exercise price of the Company’s employee stock option grants equaled the market price of the underlying stock on the date of grant, no compensation expense was recognized. On November 19, 1999 and December 15, 2000, the Company repriced the exercise price of all outstanding stock options from $19.70 to $9.85 and then to $.99 per share. The repricing of these options results in variable treatment of these grants. Changes in the fair value of the Company’s stock through the exercise date (or expiration) of the option results in compensation expense to the extent that the exercise price is exceeded by the fair value of the Company’s common stock. This compensation expense is allocated over the remaining vesting period of the options. During 2001, $1,786,000 was recorded as compensation expense because the fair value of the stock was determined to be in excess of the exercise price. As of December 31, 2002, the fair market value of the Company’s stock declined to an amount that approximated the exercise price of the repriced options. As a result, the Company reversed compensation expense in the amount of $(697,400) during 2002. During 2002, the Company granted 29,500 options at an exercise price of $9.85 per share, which were repriced with an exercise price of $1.00 per share. This repricing resulted in variable treatment of these options. During 2002, the Company recorded no compensation expense because the fair value of the Company’s stock equaled the exercise price as of December 31, 2002. During 2003, the Company recorded compensation expense of $84,000 as the fair value of the Company’s stock exceeded the exercise price.

During 2003, the fair value of the Company’s stock increased to $8.36 per share and as a result the Company recorded compensation expense of $2,251,000 related to the variable options. In addition, the Company issued 171,500 options at $1.00 per share based upon the Board established fair value. Subsequent to the issuance of these options, the Company announced a planned merger with North American Scientific, Inc. (NASI) as described in Note 15. Accordingly, the Company has utilized the estimated fair value of the common stock based upon the terms of the merger agreement. The excess of this fair value over the $1.00 per share is being recognized as additional compensation expense over the vesting period. As of December 31, 2003, the Company recognized $19,000 of compensation expense related to the 2003 options granted.

The weighted average remaining contractual life of the options at December 31, 2003 was approximately seven years. The weighted average fair value of options granted during the year ended December 31, 2003 was approximately $4.61 per option. As of December 31, 2003, 1,131,749 options were vested.

The fair value for the options described in footnote 2 was estimated at the date of grant using the FASB Minimum Value Method option pricing model with the following assumptions for 2001, 2002 and 2003: dividend yield of 0%, risk-free interest rate of 3.6%, 3.46%, and 1.93%, respectively, and an expected life of three years.

Warrants Issued by the Company

	Warrants		Exercise
	Issued	Outstanding	Price
Balance at December 31, 2000 and 2001	140,783	140,783	$.99-$29.55

Issued	—	—	—
Exercised	(34,903)	(34,903)	$9.85
Expired	(50,761)	(50,761)	$19.70-$29.55
Balance at December 31, 2002	55,119	55,119	$.99-$19.70

Issued	—	—	—
Exercised	(5,117)	(5,117)	$.99
Expired	(12,953)	(12,953)	$.99-$19.70
Balance at December 31, 2003	37,049	37,049	$.99-$19.70

The warrants included in the above presentation were granted to various brokerage firms in connection with the private placement of the Company’s securities. Using the Black-Scholes pricing model with the following assumptions: volatility of 25%; dividend yield of 0.0%, expected life of two years, and an average risk-free interest rate of 5.8%, the values of all the warrants were $613,000. The value of the warrants was classified within paid-in capital as transaction cost related to the equity capital raised by the Company. During 2002, 34,903 warrants exercised were valued at $150,000. The 34,903 warrants were exercised using the cashless feature within the warrant agreement; consequently, 31,412 common shares were issued. During 2003, 5,117 warrants were exercised for approximately $5,000. The warrants expire in varying amounts from 2003 through 2004. All the warrants outstanding as of December 31, 2003 have antidilution rights with respect to the warrants’ exercise price.

Note 12 - Net Loss Per Share

The following table sets forth the computation of basic and diluted earnings per share:

	Years ended December 31
	2001	2002	2003
Numerator:
Net loss	$(583,000)	$(2,065,000)	$(1,839,000)
Less preferred dividends	(1,226,000)	(1,799,000)	(2,041,000)
Numerator for basic and diluted earnings per share—net loss applicable to common stock	(1,809,000)	(3,864,000)	(3,880,000)
Denominator:
Denominator for basic and diluted earnings per share—weighted average shares	2,856,444	3,240,072	3,615,966
Net loss per share—basic and diluted	$(0.63)	$(1.19)	$(1.07)

Note 13 - Employee Benefit Plan

The Company has a Section 401(k) Savings Plan (the Plan) that allows employees to contribute up to 15% of their annual compensation, subject to statutory limitations. Company contributions to the Plan are discretionary. During 2001, 2002, and 2003, the Company recorded approximately $93,000, $133,000, and $133,000, respectively, in expense for contributions to the Plan.

Note 14 - Offering, Relocation and Merger Costs

The Company recorded charges in the amount of $2,508,000 during 2002 for lease and initial public offering costs. In 2002, management of the Company decided to relocate its headquarters and operating facilities from Sewickley, Pennsylvania to Cranberry Township, Pennsylvania. During 2002, the Company recorded a $783,000 charge related to the unutilized Sewickley facility. The Sewickley facility has been vacated, and the Company has been unsuccessful in its attempt to sublease the facility. This charge relates to the remaining monthly lease payments over the lease term, which expires in August 2004.

Also, during 2002, the Company recorded a charge in the amount of $1,725,000 for costs associated with the Company’s unsuccessful attempt of its initial public offering during the second quarter of 2002.

During 2003, the Company announced a Plan of Merger with North American Scientific, Inc. as discussed in Note 15. The Company has recorded a charge of $610,000 to recognize professional fees related to the merger and incurred through December 31, 2003.

Note 15 - Business Combination

On October 27, 2003, the Company and North American Scientific, Inc. announced the signing of an Agreement and Plan of Merger, dated October 26, 2003. The merger required shareholder approval, which was voted on subsequent to the filing of a joint proxy/registration statement with the Securities and Exchange Commission. The accompanying financial statements have been prepared on an historic basis and do not give effect to the aforementioned business combination. In conjunction with the merger, the Company was obligated to pay (approximately $1.3 million) for investment banking services directly related to the transaction that was contingent upon closing. In a prior year, the Company engaged the services of a regional investment banking firm and after a period of time the relationship was terminated. In conjunction with the transaction with North American Scientific, Inc., this second firm filed suit on or about March 1, 2004 against the Company asserting that the terms of the previous engagement letter require a fee payable to this firm of approximately $2.3 million which was also contingent upon the closing of the business combination. Management does not believe there is any obligation to pay these fees and will vigorously defend any claim that may be filed.

Note 16 - Legal Proceedings

On December 28, 1998, the Company filed a complaint against BrainLAB in the United States District Court for the District of Delaware for infringement on its BAT patent. In the complaint, the Company requested a court order prohibiting the further infringement of its patent and damages in an amount to be determined. In January 2003, the district court entered judgment against the Company on its infringement claims. The defendants filed a post-trial motion in the district court seeking the reimbursement from the Company of their attorneys’ fees related to the district court trial, which they allege are in excess of $400,000. The district court denied the motion, without prejudice, in view of our appeal. The Company appealed this judgment to the United States Court of Appeals for the Federal Circuit. In February 2004, the circuit court upheld the district court’s judgment and the Company filed a petition for rehearing in the circuit court. The filing of the petition for rehearing will delay the district court’s reconsideration of the BrainLAB’s motion for reimbursement of its legal expenses. Management cannot currently determine the likelihood of an unfavorable outcome related to BrainLAB’s motion, however, the Company will vigorously defend itself against this claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: July 19, 2004	By:	/s/ L. MICHAEL CUTRER
		Name:	L. Michael Cutrer
		Title:	President and
Chief Executive Officer (Principal Executive Officer)